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                                                               EXHIBIT 10(p)

                        REAL ESTATE MANAGEMENT AGREEMENT

          THIS AGREEMENT is made this 1st day of July, 1996, between GGP
Limited Partnership, a Delaware limited partnership, having an office at 55 West Monroe, Chicago, Illinois, 60603, ("Owner"), and GENERAL GROWTH MANAGEMENT, INC., a Delaware corporation, having a principal address at 55 West Monroe, Chicago, Illinois, 60603 ("Agent").

                                   WITNESSETH

     In consideration of the Covenants herein contained and for other good and valuable consideration, the parties hereto agree as follows:

                                   ARTICLE I
                       APPOINTMENT AND AUTHORITY OF AGENT

     1.1 Owner owns the shopping centers (each individually referred to as the "Premises"), identified on Exhibit A attached hereto and made a part hereof. Owner hereby appoints Agent as the exclusive managing and leasing agent for the Premises, and hereby authorizes Agent to exercise such powers with respect to the Premises as is permitted herein, and as may be necessary for the performance of Agent's obligations under Article II, and Agent accepts such appointment on the terms and conditions hereinafter set forth for the term provided in Article
V. Agent shall have no right or authority, express or implied, to commit or otherwise obligate Owner in any manner whatsoever except to the extent specifically provided herein and agrees that it shall not hold itself out as having authority to act on behalf of Owner in any manner which is beyond the scope of the terms of this Agreement.

                                   ARTICLE II
                               AGENT'S AGREEMENT

     2.1 Agent, on behalf of Owner, shall implement, or cause to be implemented, the decisions of Owner and shall conduct the ordinary and usual business affairs of Owner as provided in this Agreement. Agent shall at all times conform to the policies and programs established by Owner and the scope of Agent's authority shall be limited to said policies. Agent shall act in a fiduciary capacity with respect to the cash and cash equivalent assets of Owner which are within the custody or control of Agent. Agent shall deal at arm's length with all parties and serve Owner's interests at all times. All undertakings incurred by Agent on behalf of Owner in accordance with this Agreement shall be at the cost and expense of Owner unless otherwise provided for herein. Agent agrees to use diligent efforts in the management and operation of the Premises. Agent shall perform the following duties in connection with the management and operation of the Premises:


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(a)  Contract, for periods limited to Owner's possession of the Premises, but not in excess of one (1) year, in the name of Owner, for gas, electricity, water and such other services as are being currently furnished to the Premises. Service contracts shall be written to include a provision allowing termination by Owner upon 30 days' notice whenever possible. All service contracts in effect at the date hereof for the Premises, including the terms thereof (with cancellation right, if any), the services provided thereunder and the charges called for thereby, should be detailed in the annual budget package. No such contract, other than for water or utilities, which involves an expenditure in excess of the amount set forth in paragraph 3 of Exhibit A attached hereto shall hereinafter be entered into by Agent without the prior approval of Owner.

     (b) Select, employ, pay, supervise, direct and discharge all employees necessary for the proper, safe and economic operation and maintenance of the Premises, in number and at wages in accordance with industry practices and the annual budget, carry Worker's Compensation Insurance (and, when required by law, compulsory Non-Occupational Disability Insurance) covering such employees, and use reasonable care in the selection and supervision of such employees. Agent shall keep bi-weekly time sheets which shall be available for inspection by Owner. Agent shall prepare or cause to be prepared and timely filed and paid, all necessary returns, forms and # payments in connection with unemployment insurance, medical and life insurance policies, pensions, withholding and social security taxes and all other taxes relating to said employees which are imposed by any federal, state or municipal authority. Agent shall also provide usual management services in connection with labor relations and shall prepare, maintain and file all necessary reports with respect to the Fair Labor Standards Act and all other required statements and reports pertaining to labor employed at the Premises. Agent shall use diligent efforts to comply with all laws and regulations and collective bargaining agreements, if any, affecting such employment. Owner shall have the right to review and approve all collective bargaining agreements which affect the Premises prior to their implementation or acceptance by Agent. Agent shall be and shall continue throughout the term of this Agreement to be an equal opportunity employer. All persons employed in connection with the operation and maintenance of the Premises shall be employees of Agent or employees of contractors approved by Owner to provide contract services to the Premises.

     (c) Keep the Premises in a safe, clean, rentable and sightly condition and make and contract for all repairs, alterations, replacements, and installations, do all decorating and landscaping, and purchase all supplies necessary for the proper operation of the Premises or the fulfillment of Owner's obligations under any lease, operating agreement or other agreement or compliance with all governmental and insurance requirements, provided that, except as provided in Section 2.4 hereof, Agent shall not make any purchase or do any work, the cost of which shall exceed the approved budget or the amount set forth in paragraph 3 of Exhibit A attached hereto, without obtaining in each instance the prior approval of Owner, except in circumstances which Agent shall deem to constitute an emergency requiring immediate action for the protection of the Premises or of tenants or other persons or to avoid the suspension of necessary services or in order to cure any violation or other condition which would subject Owner or Agent to any criminal penalty or any civil fine in excess of $5,000.00. Agent shall notify Owner immediately of the necessity for, the nature of, and the cost of, any such emergency repairs or any action to cure any such violation or other condition. Agent shall arrange for and supervise, on behalf of Owner, the performance of all


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     alterations and other work to prepare or alter space in the Premises for occupancy by tenants thereof. If Owner shall require, Agent shall submit a list of contractors and subcontractors performing tenant work, repairs, alterations or services at the Premises under Agent's direction.

     It is understood that Agent shall not be required to undertake the making or supervision of extensive reconstruction of the Premises or any part thereof except after written agreement by the parties hereto as to any additional fee to be paid for such services.

     Owner shall receive the benefit of all discounts and rebates obtainable by Agent in its operation of the Premises, except that Agent shall be permitted to keep up to a five percent rebate for goods purchased for the Premises through Agent's central purchasing department. When requested by Owner, Agent agrees to obtain competitive bids for the performance of any work at the Premises, to furnish copies of such bids to Owner and to accept such bid as Owner may direct.

     If Agent desires to contract for repair, construction or other service described in this paragraph (c) (other than work done at the request of a tenant and at the tenant's sole cost and expense, hereinafter referred to as "Tenant Work") with a party with respect to which any partner or shareholder of Agent holds a beneficial interest, or with any subsidiary, affiliate or related corporation in which Agent shall have a financial interest, such interest shall be disclosed to, and approved by, Owner before such services are procured. The cost of any such services shall likewise be at competitive rates, notwithstanding that tenants of the Premises may be required to pay such costs. Agent, or the general contractor working under the supervision of Agent, is authorized to make and install Tenant Work, and Agent may collect from such tenant or such general contractor, for its sole account, its charge for supervisory overhead on all such Tenant Work. Agent shall hold Owner harmless from any claims which may be advanced by any such tenant in connection with Tenant Work performed by Agent or under Agent's supervision. Agent, however, shall not require any tenant to use Agent, its subsidiary, affiliate or related corporation or its general contractor to perform such Tenant Work.

     (d) Handle promptly complaints and requests from tenants and parties to reciprocal easement and/or operating agreements, notify Owner of any major complaint made by any such tenant or party and notify owner promptly (together with copies of supporting documentation) of: the receipt of any notice of violation of any governmental requirements; any known orders or requirements of insurers, insurance rating organizations, Board of Fire Underwriters or similar bodies; any known defect in the Premises; any known fire or other damage to the Premises, and, in the case of any serious fire or other serious damage to the Premises, Agent also shall immediately provide telephone notice thereof to Owner's General Insurance Of rice, so that an insurance adjuster can view the damage before repairs are started. and complete customary loss reports in connection with fire or other damage to the Premises.

     (e) Notify Owner's General Liability Insurance carrier and Owner promptly of any personal injury or property damage known to Agent occurring to or claimed by any tenant or third party on or with respect to the Premises and promptly forward to the carrier, completed insurance forms, any summons, subpoena, or other like legal document served upon Agent relating to actual or
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     alleged potential liability of Owner, Agent, or the Premises, with copies to Owner of all such documents.

     (f) Advise Owner of those exceptions in leases, operating agreements and other agreements in which the tenants or parties to such agreements do not agree to hold Owner harmless with respect to liability from any accidents.

     (g) At the option of Owner, receive and collect rent and all other monies payable to Owner by all tenants and licensees in the Premises and by all other parties including department stores under ground leases and reciprocal easement agreements and tenants under leases of free-standing stores. In this connection, Agent shall calculate all amounts due to Owner from such tenants, licensees and other parties, including annual or periodic adjustments where applicable, and shall, when appropriate, submit statements or invoices to such tenants, licensees and parties. Agent shall deposit the same promptly in the banks periodically designated by Owner (the "Bank") in accounts with title including a distinctive portion of Agent's name and such designation as Owner may direct (the "Bank Account"), which account shall be used exclusively for such funds. Owner's representative will be a signatory on all bank accounts maintained by Agent and such representative's signature shall be required on all checks in excess of $100,000.00 and for withdrawals in excess of $2,000,000.00 in any month. All amounts received by Agent for or on behalf of Owner shall be and remain the property of Owner. Checks may be drawn on the above-mentioned bank account only for purposes authorized under this Agreement. No funds of Agent or others shall be commingled with funds in any such bank account. Owner has the right to control the types of cash management accounts and dictate the specifics of said accounts with respect to disbursement and management of funds.

     (h) Serve notice of default upon tenants of space in the Premises and other parties which are in default in performing obligations under their leases, reciprocal easement and/or other agreements, with copies sent simultaneously to Owner, and attempt to cause such defaults to be cured. Agent shall, subject to Owner's consent with respect to any tenant who occupies more than 1,000 square feet, utilizing counsel theretofore approved by Owner, institute all necessary legal action or proceedings for the collection of rent or other income from the Premises or the ousting or dispossessing of tenants or other persons therefrom and all other matters requiring legal attention. Agent agrees to use its best efforts to collect rent and other charges from tenants and other occupants of the Premises in a timely manner, and to pursue Owner's legal remedies for nonpayment of same. Agent shall not terminate tenant leases in the Premises without Owner's consent. Owner reserves the right to designate or approve legal counsel and to control litigation affecting or arising out of the operation of the Premises, including without limitation the settlement of such litigation.

     (i) Bond Agent and all of Agent's employees who may handle or be responsible for monies or property of Owner with a "comprehensive 3-D" or "Commercial Blanket" bond, in an amount of $ 1,000,000.00.

     (j) Notify Owner immediately of any known fire, accident or other casualty, condemnation proceedings, rezoning or other governmental order, lawsuit or threat thereof involving the

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     Premises; and the receipt of any notice of violations relative to the leasing, use, repair and maintenance of the Premises under governmental laws, rules, regulations, ordinances or like provisions.

     (k) If Owner so directs, make timely payment of real estate and personal property taxes and assessments levied or assessed against the Premises or personal property used in connection therewith and any other charge that may become a lien against the Premises. Owner may direct that payment of such taxes and assessments either be made to the taxing authority or to a mortgage lender holding an escrow account for such items. Agent shall participate in Owner's tax review program and check tax assessments and, when so requested, Agent shall assist Owner in its efforts to reduce such taxes.

     Agent shall promptly furnish Owner with copies of all assessment notices and receipt tax bills.

     (l) Cooperate with Owner in attaining certain corporate objectives, including, purchase and reporting of goods and services furnished or supplied by minority groups.

     (m) Promptly comply with all present and future laws, ordinances, orders, rules, regulations and requirements of all Federal, state and local governments, courts, departments, commissions, boards and offices, any national or local Board of Fire Underwriters or Insurance Services offices having jurisdiction, or any other body exercising functions similar to those of any of the foregoing ("Legal Requirements") which may be applicable to the Premises or any part thereof or to the leasing, use, repair, operation and management thereof, but only to the extent that such compliance is reasonably capable of being carried out by Agent and Agent has available the necessary funds therefor from collections or advances by Owner. Agent shall give prompt notice to Owner of any known violation or the receipt of notice of alleged violation of such laws and Agent shall not bear responsibility for failure of the Premises or the operation thereof to comply with such laws unless Agent has committed gross negligence or willful misconduct in the performance of Agent's obligations under this Agreement or in the performance of any other duties owed to Owner or third parties by Agent. If and when directed by Owner, Agent shall institute in its name, or in the name of Owner, using counsel selected by Owner, appropriate actions or proceedings to contest any such law, ordinance, rule, regulation, order, determination or requirement.

     (n) Promote the Premises and participate as Owner's representative in any Merchant's Associations or Advertising and Promotional Organizations (collectively, the "Promotional Organizations") established to promote the Premises.

     (o) Consent to and approve tenant alteration work and installations which are performed by tenants of leased space in the Premises and are provided for in the leases of such tenants. Agent is authorized to approve tenant alteration work and installations not provided for in leases if (i) such alteration work and installations are made solely at the expense of the tenant, and (ii) such alteration work and installations do not affect the structural or mechanical integrity of any building. Agent shall periodically monitor the progress of any tenant alteration work and installations that are visible to the public to confirm that the tenant work is being done in a good and workmanlike manner, and in substantial conformity with any plans and specifications approved by Owner or


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     Agent. Agent shall notify Owner of any material deficiencies or material variations from the approved plans and specifications of any tenant.

     (p) Provide, upon Owner's request in accordance with the provisions of
     Section 7 and Section 9 of Exhibit A, general contracting and construction management services ("Development Services") and consultation to Owner for the Premises, which shall include, without limitation, the management, supervision and administration of, and provisions for services for the improvement expansion (and in the event of damage or condemnation, the reconstruction) of the Premises, including advice, expertise and support of Agent provided and/or retained and/or coordinated by home office and on-site personnel including, without limitation, executive personnel, design and engineering personnel, clerical personnel, legal and accounting personnel. Such personnel shall perform consultation and various functions involved with Development Services including, without limitation, the following: design, planning, architectural, engineering, acquisition and negotiation, negotiations with department stores and other anchors for site acquisition and operation in the Premises; permits and licenses; preopening advertising and publicity; market research, site work; negotiations with public authorities; attendance of, public hearings; project management and all other activities necessary to accomplish the improvement, expansion or reconstruction of the Premises. It is understood that Development Services and consultation with Owner may or may not involve Agent's in-house personnel; by mutual agreement of Agent and Owner, outside professionals or other persons may be engaged to provide Development Services and consultation with Owner, provided that Agent agrees to require any contractor or subcontractor brought onto the Premises to have workers' compensation and employers liability insurance in the necessary statutory amounts and comprehensive general liability insurance for at least $ 1,000,000.00.

     (q) If Owner so directs, pay when due (i) all debt service and other amounts due under any mortgages which encumber the Premises or any part thereof, and (ii) all rent and other charges payable under any ground lease of land included in the Premises under which Owner is the tenant and give Owner notice of the making of each payment.

     (r) Carry out and comply with, directly or through a third party, all requirements on the part of Owner under all such mortgages and ground leases, all leases of space in the Premises, all ground leases and reciprocal easement agreements with department stores and all other agreements affecting or relating to the Premises which are known or made known to Agent, including, without limitation, the furnishing of all services and utilities called for therein, but only to the extent that such requirements are at the time reasonably capable of being carried out by Agent and Agent has available the necessary funds therefor from collections or advances by Owner, provided that Agent shall promptly notify Owner if Agent cannot carry out such requirements or has insufficient funds available to do so. Agent shall notify Owner promptly of any default under any such mortgage, lease, ground lease, reciprocal easement or other agreement on the part of Owner, the tenant or other party thereto of which Agent becomes aware.

     (s) Use its reasonable efforts to comply with and require compliance with the requirements of leases of space in the Premises, ground leases, reciprocal easement agreements and all other agreements affecting or relating to the Premises which are known or made known to Agent on the
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     part of tenants, department stores and other parties thereto and enforce compliance with the rules and regulations, sign criteria and like standards for the Premises adopted by Owner from time to time.

     (t) Furnish Owner with an executed copy of each lease, lease renewal, lease amendment, service contract and other agreement entered into on or after the date of this Agreement in connection with the operation, management and leasing of the Premises, and use reasonable efforts to secure from tenants and parties to reciprocal easement agreements, and furnish to Owner, any certificates of insurance and renewals thereof required to be furnished by the terms of their leases or agreements. All such executed copies of leases shall be maintained in Agent's office with additional lease copies together with Insurance Certificates maintained at each of the shopping center locations.

     (u) Inspect the Premises periodically and submit reports of findings and recommendations to Owner which shall include, without limitation, recommendations as to required repairs, replacements or maintenance. Agent shall keep and submit annual written reports of all material alterations made to the Premises, no matter by whom effected.

     (v) Erect barriers or chains for the purpose of blocking access to the common areas of and buildings included in the Premises as local law may require, or, as directed in writing by Owner, in order to avoid the dedication of the same for public use and furnish appropriate evidence of same to Owner. Agent shall give any advance notice of the erection of such barriers or chains which may be required under reciprocal easement agreements or ground leases with department stores.

     (w) Use its reasonable efforts to obtain from tenants of the Premises and department stores which are parties to reciprocal easement agreements or ground leases waivers of their insurers' rights of subrogation in respect to policies of fire and extended coverage and other property damage insurance carried by them in favor of Owner, Agent and any department store or tenant for which Owner is obligated to attempt to obtain such waivers under a ground lease, reciprocal easement agreement or space lease.

     (x) Assist Owner in preparing any statements required to be submitted by Owner under the terms of mortgages, ground leases, reciprocal easement agreements and leases.

     (y) Perform its duties in renting, managing, operating and maintaining the Premises applying prudent and reasonable business practices which are consistent with those followed in respect of the Premises prior to the date of this Agreement, using reasonable care and diligence in carrying out properly and efficiently its responsibilities under this Agreement. Agent shall maintain those portions of the common areas of the Premises which are Owner's obligation to maintain in a clean, safe and attractive condition, use reasonable efforts to enforce the provisions of applicable leases, ground leases and reciprocal easement agreements so as to cause tenants and department stores to maintain their premises and common areas, if any, in similar condition, arrange for necessary security for the Premises and their common areas and arrange for cleaning and snow removal for the parking areas and roadways of the Premises. Agent shall recommend to Owner from time to time such procedures with respect to the
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     Premises as Agent may deem advisable for the more efficient and economic management and operation thereof.

     (z) If leasing guidelines or any Legal Requirement (as defined in paragraph
     2.1 (m) hereof) now or hereafter in effect require that tenant security deposits be maintained, a separate interest-bearing account for such security deposits (the "Security Deposit Account") shall be opened by Agent at a bank approved by Owner. The Security Deposit Account shall be maintained in the name of Agent in accordance with the relevant lease or Legal Requirement, as the case may be, and shall be used only for tenant security deposits. The bank shall be informed that the funds in the Security Deposit Account are held in trust for Owner. Agent shall have the authority to remit to tenants any interest to which they are entitled on their security deposit, in accordance with their leases, but Agent shall obtain the written approval of Owner prior to the return of such deposits or any other security (including letters of credit) to any tenant when the amount, in any single instance, exceeds $250,000.00.

     Owner recognizes and understands that Environmental Services (as hereinafter defined) are not actions or services that Agent is required to perform under this Agreement and Owner further recognizes and understands that Agent is not a consultant or a contractor that performs Environmental Services. Upon Owner's request, Agent agrees to obtain and coordinate for and on behalf of Owner, such Environmental Services that Owner may request or require. Owner shall reimburse Agent for its administrative costs in connection with the coordination of such Environmental Services as provided in Exhibit A, paragraph 11 of the Agreement. In addition, Owner shall reimburse Agent for the costs of outside professionals retained to perform Environmental Services. Environmental Services is defined to be those acts or actions involving the presence, use, exposure, removal, restoration, or introduction of Hazardous Materials (as hereinafter defined) and the investigation of and compliance with any and all applicable rules, laws, or regulations of local state or federal authorities which apply or regulate Hazardous Materials. Hazardous Materials means any hazardous, radioactive, or toxic substance, material or waste listed in the United States Department of Transportation Hazardous Materials Table (49 CFR 172.101); or by the Environmental Protection Agency as hazardous substances (40 CFR Part
     302) and amendments thereto; or such substances, materials and waste which are or become regulated under applicable local, state or federal law including, without limitation, materials, wastes or substances which are petroleum products, asbestos, polychlorinated biphenyls, or designated as hazardous substances under Section 311 of the Clean Water Act, 33 U.S.C.
     Section 1251 et seq. (33 U.S.C. Section 1321) or listed pursuant to Section 307 of the Clean Water Act (33 U.S.C. Section 1317); or defined as hazardous waste under Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901 et seq. (42 U.S.C. Section 6903); or defined as hazardous substances under Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. (42 U.S.C. Section 9601).

     2.2 Agent agrees to render monthly reports relating to the management and operation of the Premises for the preceding calendar month on or before the fifteenth (15th) day of each month in form satisfactory to Owner in accordance with Exhibit B. Agent agrees that Owner shall have the right to require the transfer to Owner at any time of any funds in the Bank Account considered by Owner to be in excess of an amount reasonably required by Agent for disbursement in connection with the Premises.
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Agent agrees to keep records with respect to the management and operation of the
Premises as prescribed by Owner, and to retain those records for periods specified by Owner. Owner and any Partner in Owner shall have the right to inspect such records and audit the reports required by this Section during business hours for the life of this Agreement and thereafter during the period such records are to be retained pursuant to this Section. In addition, Agent agrees that such records may be examined from time to time during the period aforesaid by any of the supervisory or regulatory authorities having jurisdiction over Owner.

     2.3 Agent shall ensure such control over accounting and financial transactions as is reasonably required to protect Owner's assets from loss or diminution due to gross negligence or willful misconduct on the part of Agent's associates or employees. Losses caused by gross negligence or willful misconduct shall be borne by Agent.

     2.4 Agent shall establish and prepare, in the form authorized by Owner, with such additional changes as may be reasonably requested by Owner, operating and capital improvement budgets for the promotion, operation, repair and maintenance of the Premises for each calendar year (Annual Budget). Preliminary and final budgets will be due 120 and 75 days, respectively, prior to commencement of the calendar year to which they relate. Such budgets shall be prepared on both an accrual basis and a cash basis showing a month-by-month projection of income and expenses and capital expenditures. At least 45 days prior to the end of each year, Agent shall meet with Owner to review such budgets for the subsequent year. Upon receiving Owner's approval Agent shall use its best efforts to comply with such final budgets.

     (a) Agent shall meet with Owner on a regular basis, not less frequently than semi-annually and otherwise upon reasonable call by Owner, to review the operations of the Premises, to review and, if appropriate, revise in light of actual experience the operating and capital improvement budgets theretofore approved by Owner and to consider other matters which Owner may raise.

     (b) Upon approval of the operating budget by Owner, and unless and until revoked or revised by Owner, Agent shall have the right, without further consent or approval by Owner to incur and pay the operating expenses set forth in the approved operating budget, subject to paragraph 2.1(g) above.

     (c) At the request of Owner from time to time Agent shall prepare and submit to Owner (i) operating projections for the Premises for the ensuing five (5) years, such projections to be made on a year-by-year basis and to be based on Agent's best judgment as to the future, taking into consideration known circumstances and circumstances Agent can reasonably anticipate are likely to occur, and (ii) a schedule in reasonable detail of capital improvements, repairs and replacements not provided for in the current capital improvement budget which Agent reasonably anticipates will be required or should be made in the foreseeable future, with Agent's opinion as to the relative priority and cost of each thereof.

     2.5 Agent shall also participate in Owner's property review programs to the extent requested by Owner. Such review shall include assets, investment, financial and strategy profiles in form satisfactory to Owner. Agent shall respond, within 10 days, to Owner's management evaluation reports concerning actions to be taken by Agent to correct or modify its management standards for the operations, leasing or financial services provided for the Premises. If Owner shall request that Agent's home office or regional office personnel travel to the Premises to participate in Owner's property review programs or for any other reason (unless such reason is for normal supervision), the reasonable cost of meals, travel and hotel accommodations expenses incurred by such home office personnel in connection with such travel shall be reimbursed to Agent by Owner. Agent shall, however, bear the full cost and expenses incurred by its home office or regional office personnel in connection with their travel to the Premises to the extent such travel is required by the Agent for the normal supervision of the management and leasing of the Premises.

     2.6 Agent agrees to use its best efforts to have all space within the Premises rented to desirable tenants, satisfactory to Owner, considering the nature of the Premises, and in connection therewith:

     (a) To negotiate, as the exclusive agent of Owner, all leases and renewals of leases, it being understood that all inquiries to Owner with respect to leasing any portion of the Premises shall be referred to Agent. All leases and renewals for lease terms in excess of ninety (90) days must be prepared in accordance with Exhibit C by Agent in accordance with the annual approved budget and be submitted to Owner's representative for execution by Owner. Agent is authorized to negotiate and execute leases and license agreements with lease terms or with durations of ninety (90) days or less (temporary tenant leases). If Agent shall receive a prospective tenant reference from a property other than the Premises which Agent or any subsidiary or affiliate manages (other than a property managed by Agent for Owner) Agent shall promptly declare its potential conflict of interest to Owner, and Owner shall determine if negotiations with such prospective tenant shall be undertaken by Agent, Owner or a third party approved by Owner. References of prospective tenants, as well as their varying use requirements, shall be investigated carefully by Agent. Agent also is authorized to negotiate and execute on Owner's behalf lease amendments which: (i) change a tenant's commencement date by sixty (60) days or less (or for such longer period as is approved by Owner); (ii) change a tenant's permitted use by allowing the sale of such additional items as are reasonably related to the tenant's primary and principle use, provided Agent has no reason to know of any lease at the center prohibiting such use; (iii) change a tenant's marketing charge or promotional charge or advertising obligation.

     Owner acknowledges and understands that Agent manages properties for third parties. Owner further acknowledges and understands that Agent routinely and customarily negotiates tenant leases for multiple locations involving two or more properties (one or more of which may be the Premises and one or more of which may be properties owned by others). Agent conducts such multiple location negotiations in good faith for the benefit and interests of Owner and other property owners. Agent shall be entitled to assume that such leasing practices are approved and acceptable to Owner, unless and until Owner specifically disapproves the practice and so notifies Agent in writing.

     (b) With Owner's prior approval, to advertise the Premises or portions thereof for rent, by means of periodicals, signs, plans, brochures and other means appropriate to the Premises.

(c) In no event shall Agent engage or utilize the services of an outside broker in connection with any lease without Owner's prior written consent. In any case in which Owner requests or gives such consent, Agent shall cause such broker to enter into a written agreement with Owner, on terms reasonably satisfactory to Owner, with respect to such broker's commission and Owner shall be responsible for the payment of such commission if earned pursuant to the terms of said agreement.

     (d) Agent will, in each instance, negotiate for the inclusion in all leases entered into by Owner a provision to the effect that recourse on such obligation shall be had only against the shopping center to which such obligation relates, and no recourse shall be sought against Owner or any other person holding, directly or indirectly, a beneficial interest in the shopping center.

     2.7 Agent agrees, for itself and all persons retained or employed by Agent in performing its services, to hold in confidence and not to use or disclose to others any confidential or proprietary information of Owner heretofore or hereafter disclosed to Agent ("Confidential Information"), including, but not limited to, any data, information plans, programs, processes, costs, operations or the names of any tenants which may come within the knowledge of Agent in the performance of, or as a result of, its services, except if required by judicial or administrative order, or if Owner specifically gives Agent written authorization to disclose any of the foregoing to others or such disclosure as is required in the direct performance of Agent's duties hereunder. If Agent is required by a judicial or administrative order to disclose any Confidential Information, Agent shall promptly notify Owner thereof, consult with Owner on the advisability of taking steps to resist or narrow such request and cooperate with Owner in any attempt it may make to obtain an order or other assurance that confidential treatment will be accorded to the Confidential Information disclosed.

     2.8 If at any time there shall be insufficient funds available to Agent from collections to pay any obligations of Owner required to be paid under this Agreement, Agent shall promptly notify Owner and Agent shall not be obligated to pay such obligations unless Owner furnishes Agent with funds therefor.

     2.9 Center Advertising Agency ("Center"), an unincorporated division of Agent, directs, under Agent's supervision, the promotional activities for the Premises. Incident to such services, Center provides promotional directors for the Premises, places the advertising for the Promotional Organizations and contracts for income-producing promotional activities, Agent shall continue to use Center for such activities. All income relating to Center's contracts for promotional activities for the Premises shall belong to Owner. Owner acknowledges that Center may retain the customary trade discounts or rebates incident to its contracting for advertising for the Promotional Organizations, the cost of which advertising is borne by the Promotional Organizations. Owner acknowledges that Center's cost of providing promotional directors to the Promotional Organizations is reimbursed to Center by the Promotional Organizations at an annual rate equal to twenty percent (20%) of the applicable Marketing Fund. Owner agrees that Center shall be entitled to receive the fee set forth in Exhibit A attached hereto for its services incident to contracting for income-producing promotional activities.

     2.10 Agent assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith, and Owner shall make no claim against Agent on account of any alleged errors of judgment made in good faith in connection with the operation of the Premises. Agent shall not be liable to Owner or others except by reason of acts constituting willful misfeasance or gross negligence on the part of Agent, and Owner agrees to indemnify, defend and hold harmless Agent and its shareholders, directors, officers and employees from and against all claims, actions, causes of action, costs and expenses (including, but not limited to reasonable attorneys' fees) directly or indirectly arising from the claims of any third party, except only those claims where liability arises from acts constituting willful misfeasance or gross negligence on the part of Agent.

                                  ARTICLE III
                               OWNER'S AGREEMENTS

     3.1 Owner, at its option, may pay directly all taxes, special assessments, ground rents, insurance premiums and mortgage payments. If Owner makes such election, Agent shall advise Owner of the due dates of such taxes assessments, insurance premiums and mortgage payments.

     3.2 Owner shall self-insure or, at its option, carry insurance upon the Premises and shall look solely to such insurance for indemnity against any loss or damage to the Premises, and to the extent that policies shall be procured, Owner shall obtain waivers of subrogations against the Agent under such policies if available at no additional cost to Owner. Owner shall provide and maintain at Owner's sole cost and expense public liability insurance, including bodily injury, contractual liability (with respect to the indemnity set forth in Section 3.3 hereof) and broad form property damage liability, in connection with the ownership, use and occupancy of the Premises, in the amount of not less than $100,000,000. Agent shall be named in the public liability policies as an additional insured.

     3.3 Owner agrees to indemnify and save harmless Agent and its shareholders, directors, officers and employees from and against all claims, losses and liabilities resulting from: (i) damage to property or injury to, or death of, persons from any cause whatsoever when Agent is carrying out the provisions of this Agreement or acting under the direction of Owner in or about the Premises;
(ii) claims for defamation and false arrest when Agent is carrying out the provisions of this Agreement or acting under the direction of Owner, and (iii) claims occasioned by or in connection with or arising out of acts or omissions, other than criminal acts, of the Agent when Agent is carrying out the provisions of this Agreement or acting under the direction of Owner (except in cases of Agent's willful misconduct or gross negligence and to defend or cause to be defended, at no expense to Agent or such persons, any claim, action or proceeding brought against Agent or such persons or Agent and Owner, jointly or severally, arising out of the foregoing, and to hold Agent and such persons harmless from any judgment, loss or settlement on account thereof.

     Notwithstanding the foregoing, Owner shall not be responsible for indemnifying or defending Agent or such persons in respect of any matter, claim or liability in respect of which Agent is obligated to indemnify Owner as provided in the following sentence. Agent agrees to indemnify and save harmless Owner from and against all claims, losses and liabilities resulting from injury to, or death of, persons in or about the Premises or for defamation and false arrest in each case caused in whole or in part by the willful misconduct or gross negligence of Agent, and to defend, at no expense to Owner, any claim, action or proceeding brought against Owner or Owner and Agent, jointly or severally, arising out of the foregoing, and to hold Owner harmless from any judgments, loss or settlement on account thereof.

     Notwithstanding the foregoing, Agent shall not be responsible for indemnifying or defending Owner in respect of any matter, claim or liability which is covered by any public liability insurance policies carried by Owner and under which Agent is named as an additional insured. The indemnification obligations of Owner and Agent under this Section 3.3 shall in each case be conditioned upon (a) prompt notice from the other party after such party learns of any claim or basis therefor which is covered by such indemnity, (b) such party's not taking any steps which would bar Owner or Agent, as the case may be, from obtaining recovery under applicable insurance policies or would prejudice the defense of the claim in question, and (c) such party's taking of all necessary steps which if not taken would result in Owner or Agent, as the case may be, being barred from obtaining recovery under applicable insurance policies or would prejudice the defense of the claim in question. The provisions of this
Section 3.3 shall survive the expiration or termination of this Agreement.

     3.4 Owner shall provide such office space on the Premises as may be necessary for Agent to properly perform its functions under this Agreement. Agent shall not be required to pay for utilities, telephone service or rent for the office area on the Premises occupied by Agent. Agent shall have the right to use the fixtures, furniture, furnishings and equipment, if any, which are the property of Owner in said office space. Owner shall also provide space on the Premises for use as community rooms and information and service centers where the use of such space is determined by Owner to be in the best interest of the Premises. All income derived from the utilization and/or operation of such community rooms and/or information or service centers shall belong to the Owner and all expenses relating thereto shall be borne by Owner.

     3.5 Except as otherwise provided in this Agreement, everything done by Agent in the performance of its obligations under this Agreement and all expenses incurred pursuant hereto shall be for and on behalf of Owner and for its account. Except as otherwise provided herein, all debts and liabilities incurred to third parties in the ordinary course of business of managing the Premises as provided herein are and shall be obligations of Owner, and Agent shall not be liable for any such obligations by reason of its management, supervision or operation of the Premises for Owner.

                                   ARTICLE IV
                                  COMPENSATION

     4.1 In addition to any other compensation provided to be paid to Agent under this Agreement, Owner agrees to pay to Agent as compensation for its management services hereunder, a fee at the rate specified in paragraph 5 of Exhibit A attached hereto. Said fee shall be payable monthly in equal installments of 1/12 each, on the 10th day of each calendar month, and shall be based on a fixed annual fee of $100,000 for each Premises. Agent shall withdraw said fee from the operating account for the Premises and shall account for same as provided for in Section 2.2 hereof.

4.2 The following expenses or costs incurred by or on behalf of Agent in connection with the management and leasing of the Premises shall be the sole cost and expense of Agent and shall not be reimbursable by Owner and Agent shall indemnify Owner for such expenses and costs:

     (a) cost of gross salary and wages, payroll taxes, insurance, worker's compensation, pension benefits and any other benefits of Agent's personnel except such cost pertaining to personnel employed by Agent in accordance with Paragraph 2.1 (b) hereof;

     (b) general accounting and reporting services, as such services are considered to be within the reasonable scope of Agent's responsibility to Owner;

     (c) costs of forms, stationery, ledgers, supplies, equipment and other "general overhead" items used in Agent's home office or regional offices;

     (d) cost or pro rata cost of telephone and general office expenses incurred in the Premises by Agent for the operation and management of properties not owned by Owner;

     (e) cost of all bonuses, incentive compensation, profit sharing, or any pay advances by Agent to Agent's employees, except such costs pertaining to employees employed by Agent in accordance with Paragraph 2.1 (b) hereof;

     (f) cost attributable to losses arising from criminal acts, gross negligence or fraud on the part of Agent or Agent's associates or employees;

     (g) cost of automobile purchase and/or rental, except if furnished or approved by Owner;

     (h) except as otherwise provided in Exhibit A attached hereto, expenses incurred in connection with the leasing of the Premises, it is being understood and agreed, however, that Agent shall be reimbursed for advertising expenses incurred in connection with the leasing of the Premises;

     (i) cost of liability or other insurance carried by Agent; and

     (j) cost of bonds purchased pursuant to Section 2.1(i) of this Agreement.

                                   ARTICLE V
                         DURATION, TERMINATION, DEFAULT

     5.1 This agreement shall become effective on the date hereof.

     5.2 Subject to earlier termination as hereinafter provided, this Agreement shall terminate on December 31, 1997. Thereafter, this Agreement shall automatically be extended from month-to-month on the same terms and conditions as herein contained unless either party notifies the other at least thirty (30) days prior to the end of the term or any monthly extension thereof of its intention to terminate this Agreement.

     5.3 Owner shall have the right to terminate this Agreement at any time upon 30 days written notice given to Agent, and upon the giving of such notice and the expiration of such 30-day period, this Agreement and the term hereof shall terminate without any obligation on the part of Owner to make any payments to Agent hereunder except as hereinafter provided.

     5.4 If at any time during the term of this Agreement any involuntary petition in bankruptcy or similar proceeding shall be filed against Agent seeking its reorganization, liquidation or appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, and such petition shall not be dismissed within 90 days after the filing thereof, or if Agent shall:

     (a) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets;

     (b) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due;

     (c) make a general assignment for the benefit of creditors;

     (d) file a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law; or

     (e) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; then upon the occurrence of any such event, Owner, at its option, may terminate this Agreement by written notice given to Agent, and upon the giving of such notice this Agreement and the term hereof shall terminate without any obligation on the part of Owner to make any payments to Agent hereunder except as hereinafter provided.

     5.5 Owner shall have the additional right to terminate this Agreement on at least 10 days' written notice to Agent if (a) Agent, without Owner's prior written consent, shall assign or attempt to assign its rights or obligations under this Agreement or subcontract (except for normal service agreements or as otherwise specified in this Agreement) any of the services to be performed by Agent, (b) if the Premises shall be damaged or destroyed to the extent of 25% or more by fire or other casualty and Owner elects not to restore or repair such property or (c) there shall be a condemnation or deed in lieu thereof of 10% or more of the Premises.

     5.6 It shall be an Event of Default under this Agreement on the part of Owner if Owner shall default in any material respect in performing any of its obligations under this Agreement and such default shall not be cured within 30 days after written notice thereof is given by Agent to Owner (or, if the default in question is curable but is of such nature that it cannot reasonably be completely cured within such 30-day period, if Owner does not promptly after receiving such notice commence to cure such default and thereafter proceed with reasonable diligence to complete the curing thereof). If an Event of Default by Owner shall occur, Agent shall have the right to terminate this Agreement by written notice given to Owner, and upon the giving of such notice this Agreement and the term hereof shall terminate and Owner shall remain obligated to make the payments to Agent hereunder as provided in Section 5.9 hereof.

     5.7 If at any time during the term of this Agreement any involuntary petition in bankruptcy or similar proceeding shall be filed against Owner seeking its reorganization, liquidation or appointment of a receiver, trustee or liquidator for it or for all or substantially all of its assets, and such petition shall not be dismissed within 90 days after the filing thereof, or if Owner shall:

     (a) apply for or consent in writing to the appointment of a receiver, trustee or liquidator of all or substantially all of its assets;

     (b) file a voluntary petition in bankruptcy or admit in writing its inability to pay its debts as they become due;

     (c) make a general assignment for the benefit of creditors;

     (d) file a petition or an answer seeking reorganization or an arrangement with creditors or take advantage of any insolvency law; or

     (e) file an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization or insolvency proceedings; then, upon the occurrence of any such event Agent, at its option, may terminate this Agreement by written notice given to Owner, and upon the giving of such notice this Agreement and the term hereof shall terminate and Owner shall remain obligated to make the payments to Agent hereunder as hereinafter provided.

     5.8 Agent shall have the additional right to terminate this Agreement on at least 90 days written notice to Owner if at any time Owner assigns this Agreement and its rights and obligations hereunder. Notwithstanding the foregoing, Owner shall have the right to subordinate this Agreement in connection with any mortgage of the Premises and/or assign this Agreement in connection with such mortgages. Agent agrees to execute such further instruments as Owner or its mortgagee deems necessary to effectuate such subordination provided that in the event Owner's mortgagee becomes entitled to possession of the Premises and elects to retain Agent to manage the Premises, then Agent shall be entitled to the compensation set forth in this Agreement during all periods in which Agent is providing services to the Premises.

     5.9 Upon any termination of this Agreement pursuant to the provisions of this Article V, Owner shall remain obligated to pay to Agent fees and other amounts due to Agent hereunder which accrued prior to the effective date of such termination. Nothing contained in this Section 5.9 shall be deemed to waive, affect or impair (a) Owner's rights to seek recourse against Agent for damages or other relief in the event of the termination of this Agreement by Owner pursuant to (i) Section 5.3, 5.4 or 5.5 hereof, and (b) Agent's right to seek recourse against Owner for damages or other relief in the event of the termination of this Agreement by Agent pursuant to Section 5.6 or 5.7 hereof.

     5.10 Upon the expiration or earlier termination of this Agreement, Agent shall forthwith surrender and deliver to Owner any space in the Premises occupied by Agent and shall make delivery to Owner or to Owner's designee or agent, at Agent's home or regional offices or at its offices at the Premises, of the following:

     (a) a final accounting, reflecting the balance of income from and expenses of the Premises as at the date of expiration or termination of this Agreement;

     (b) any funds of Owner or tenant security or advance rent deposits, or both, held by agent with respect to the Premises; and

     (c) all Confidential Information (in whatever medium stored) and all other records, contracts, leases, ground leases, reciprocal easement agreements, receipts for deposits, unpaid bills, lease summaries, canceled checks, bank statements, paid bills and all other records, papers and documents and any microfilm and/or computer disk of any of the foregoing which relate to the Premises and the operation, maintenance, management and leasing thereof; all such data, information and documents being at all times the property of the Owner.

     In addition, Agent shall furnish all such information and take all such action as Owner shall reasonably require to effectuate an orderly and systematic termination of Agent's duties and activities under this Agreement.

     5.11 This Agreement shall terminate at the election of the Owner as to any of the properties set forth in Exhibit A upon thirty (30) days written notice to the Agent if such properties are sold by the Owner to a non-affiliated third party purchaser or automatically if such properties were acquired by the Owner on foreclosure of a mortgage and are subsequently redeemed. In the event such properties are sold by the Owner to a non-affiliated third party purchaser and this agreement is not thereby terminated by the Owner, the Agent shall have the right to terminate this Agreement as to such properties upon sixty (60) days prior written notice which notice must be given within (90) days after the date such sale is consummated. If such properties are sold, Agent will not be entitled to any sales commission unless the Agent has been retained by the Owner pursuant to a separate commission arrangement. This Agreement shall remain in full force and effect as to all properties not terminated pursuant to this
Section 5.11.

     5.12 The provisions of this Article V shall survive the expiration or termination of this Agreement.

                                   ARTICLE VI
                                   ASSIGNMENT

     6.1 Agent, except for a transfer to a "Permissible Transferee", shall not assign its rights or obligations under this Agreement, either directly or by a transfer of stock or voting control either voluntarily or by operation of law. Any change other than to a "Permissible Transferee" shall constitute a breach of this Agreement by Agent and Owner may terminate this Agreement in accordance with Section 5.5. A "Permissible Transferee" shall mean any corporation, partnership, trust or other entity, more than 50% of the outstanding stock of which, or more than 50% interest in which, is owned or controlled by Owner or General Growth Properties, Inc. or any combination thereof.

     6.2 In the event of a sale or conveyance of the Premises, Owner shall have the right to cancel or assign this Agreement and its rights and obligations hereunder to any person or entity to whom or which Owner sells or conveys such property; (unless Agent elects to terminate this Agreement as provided in Section 5.8 hereof). Upon such assignment, Owner shall be relieved of its obligations under this Agreement which accrue from and after the date of such assignment, provided that the assignee shall assume the obligations of Owner under this Agreement and shall agree to perform and be bound by all of the terms and provisions hereof, effective from and after the date of such assignment and an executed copy of such assumption agreement shall be delivered to Agent. Agent shall not be entitled to a "termination fee" in connection with an assignment or cancellation as set forth in this Section 6.2, but otherwise shall be entitled to collect from Owner such fees and expenses as Agent has earned pursuant to this Agreement prior to the date of such assignment or cancellation.

                                  ARTICLE VII
                                 MISCELLANEOUS

     7.1 Owner's Representative ("Owners Representative") whose name and address is set forth in paragraph 2 of Exhibit A attached hereto shall be the duly authorized representative of Owner for the purpose of this Agreement. Any statement, notice, recommendation, request, demand, consent or approval under this Agreement shall be in writing and shall be deemed given by Owner when made or given by Owner's Representative or any officer of Owner and delivered personally to an officer of Agent or mailed, addressed to Agent, at his address first above set forth . Either party may, by notice to the other, designate a different address for the receipt of the aforementioned communications and Owner may, by notice to Agent, from time to time, designate a different Owner's Representative to act as such. All communications mailed by one party to another shall be sent by first class mail, postage prepaid or Express Mail Service or other commercial overnight delivery service, except that notices of default shall be sent by registered or certified mail, return receipt requested, postage prepaid, Express Mail Service or other commercial overnight delivery service with receipt acknowledged in writing. Communications so mailed shall be deemed given or served on the date mailed. Notwithstanding the foregoing, any notices, requests, consents, approvals and other communications, other than notices of default or approvals of annual budgets, and other communications, approvals or agreements which are required by the express terms of other provisions of this Agreement to be in writing, may be given by telegram, telephonic communication or orally in person. Agent and Owner shall furnish to the other the names and telephone numbers of one or more persons who can be reached at any time during the term of this Agreement in the event of an emergency.

     7.2 Agent shall, at its own expense, qualify to do business and obtain and maintain such licenses as may be required for the performance by Agent of its services.

     7.3 Each provision of this Agreement is intended to be severable. If any term or provision hereof shall be determined by a court of competent jurisdiction to be illegal or invalid for any reason whatsoever, such provision shall be severed from this Agreement and shall not affect the validity of the remainder of this Agreement.

     7.4 In the event either of the parties hereto shall institute any action or proceeding against the other party relating to this Agreement, the unsuccessful party in such action or proceeding shall reimburse the successful party for its disbursements incurred in connection therewith and for its reasonable attorney's fees as fixed by the court.

     7.5 No consent or waiver, express or implied, by either party hereto or of any breach or default by the other party in the performance by the other of its obligations hereunder shall be valid unless in writing, and no such consent or waiver shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other party of the same or any other obligations of such party hereunder. Failure on the part of either party to complain of any act or failure to act of the other party or to declare the other party in default, irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder. The granting of any consent or approval in any one instance by or on behalf of Owner shall not be construed to waive or limit the need for such consent in any other or subsequent instance.

     7.6 The venue of any action or proceeding brought by either party against the other arising out of this Agreement shall be in the state or federal courts of the State of Illinois.

     7.7 This Agreement may not be changed or modified except by an agreement in writing executed by each of the parties hereto. This Agreement constitutes all of the understandings and agreements between the parties in connection with the agency herein created.

     7.8 If this Agreement shall remain in effect after the date of expiration hereof, unless the parties hereto otherwise agree in writing, this Agreement shall continue in effect on the same terms and conditions as are applicable during the original term, except that either party shall have the right to terminate this Agreement without payment to the other (except for fees and other amounts due to Agent hereunder which accrued prior to the effective date of such termination) on 30 days' written notice.

     7.9 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns, but shall not inure to the benefit of, or be enforceable by, any other person or entity.

     7.10 Nothing contained in this Agreement shall be construed as making Owner and Agent partners or joint ventures or as making either of such parties liable for the debts or obligations of the other, except as in this Agreement is expressly provided.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

         (Owner)
     GGP LIMITED PARTNERSHIP

     By: By: General Growth Properties, Inc.
         its general partner

     By:
         ----------------------------------------
         John Bucksbaum, Executive Vice President

         (Agent)
     GENERAL GROWTH MANAGEMENT, INC.
     a Delaware corporation

     By:
         ----------------------------------------
         Robert A. Michaels, President

                                   EXHIBIT A

1. Premises (1.1):

   Selected Shopping Centers presently controlled by Owner, including:

        BayShore Mall        Bellis Fair             Birchwood Mall
        Capital Mall         Chapel Hills Mall       Colony Square
        Columbia Mall        Eagle Ridge Mall        Fallbrook Square
        Fox River Mall       Gateway Mall            Grand Traverse Mall
        Greenwood Mall       Knollwood Mall          Lockport Mall
        Mall of the Bluffs   Oakwood Mall            Piedmont Mall
        Pines Mall           Rio West Mall           River Falls Mall
        River Hills Mall     SouthShore Mall         West Valley Mall

Selected future Shopping Centers to be constructed or acquired by Owner, as of the date of the opening or acquisition, including, but not limited to the following:

        Park Mall            Sooner Fashion Mall     Lansing Mall
        Lakeview Mall        Westwood Mall

2.      Name and Address of Owner's Representative (7.1):

        John Bucksbaum
        55 West Monroe
        Chicago, Illinois 60603

3. Limit of amount authorized for non-emergency purchases and repairs (2.1(a) and (c)): $30,000.00

4.      Name of Banks (2.1(g)):

        Banks and accounts as assigned by Owner

5.      Management Commissions (4.1):
Owner agrees to pay Agent as compensation for its management services hereunder an amount equal to $100,000 per year for each individual shopping center (Premises). Such management commission shall be payable monthly in equal installments of 1/12 of the annual fee.

6.      Legal and Tenant Coordination Expenses:
Management Commission is intended to fully compensate Agent for any costs related to in-house legal or tenant coordination expenses and no additional compensation is due for there or related services.

7. Temporarv Tenant Leases:
Leasing Fees are intended to fully compensate Agent for services in connection with Temporary Tenant leasing activities and no additional specific compensation is due for these costs or activities.

8. Leasing Fees:
Owner agrees to pay Agent as compensation for its leasing activities, in conjunction with both temporary and longer term tenants an amount equal to $150,000 per year for each individual shopping center (Premises). Such management commission shall be payable monthly in equal installments of 1/12 of the annual fee. No additional compensation shall be paid by Owner to Agent for services related to the sale of the acquisition of departments agreements, the sale of real estate, the arrangement of lease settlements or any other lease related activities, unless special fee arrangements are negotiated between the parties in advance. Not withstanding, Owner shall be obligated to reimburse Agent for third party brokerage costs, professional fees and similar out of pocket third party costs in connection with leasing activities if such compensation is approved in advance of incurring the cost.

9. Promotional Income Fee (2.9):
Owner shall pay directly to Center a fee equal to twenty percent (20%) of all cash receipts received by Owner incident to promotional activities referred to in Section 2.9. No other fee shall be paid to Center for services rendered. Not withstanding this, Center is entitled, using arms length pricing, to sell promotion products, place advertising services and engage in other advertising and promotion activities provided payment is made from the promotion fund or merchants association of the shopping centers and further providing the purchasers expenditures are covered by their operating budgets and the purchases are approved by the Owner.

10. Excluded Services:
Notwithstanding anything to the contrary contained herein, the parties acknowledge that it is not within the contemplation of this Agreement or the fee structure included herein that the Agent perform any services with respect to the following: any "due diligence" or similar efforts relating to any financing, refinancing or sale or disposition of the Premises; zoning of the Premises; performing or supervising any extensive alteration or renovation to the Premises; site acquisitions of additional ground for the expansion of the Premises; reconstruction after casualty or condemnation; leasing, management, or construction relating to any proposed or implemented expansion of the Premises or work generally classified as "development" work in connection with the same; renewals or renegotiation of leases or other agreements with department stores if such involves substantial changes from existing documents (including, without limitation, negotiation of new leases, renewal leases, operating covenants, renovation provisions, expansion rights, and like matters); or replacement of department store tenancies. If the Agent proposes to perform such work or if the Owner requests the Agent to perform any of the foregoing, prior to undertaking the performance thereof, the Agent shall submit to the Owner for its approval a written proposal indicating the nature, extent and cost thereof, including the Agent's fee and payment provisions thereof for so performing such work and upon acceptance of such proposal the Owner shall pay the Agent in accordance therewith.

11. Other Requested Services:
If Owner requests Agent to provide its own personnel for non-routine services which Agent is not obligated elsewhere in this Agreement to perform, the compensation for which is not provided for hereinabove, Owner shall pay Agent an amount equal to two and one-half (2 1/2) times the actual base cost of Agent's departmental personnel, as computed by Agent, for their time involved in performing such requested services, plus reimbursement for any out-of-pocket costs incurred incident to furnishing such requested services. Owner and Agent shall agree in advance as to the hourly base cost to be applicable for the specific services to be provided. Such amount or amounts shall be payable to Agent monthly within ten (10) days after Owner's receipt of Agent's statement setting forth the amount payable to Agent.

                                   EXHIBIT B

Form of Monthly Report

Monthly Report Outline

1)  Cover Page
2)  Invoice Copies of Capital Expenditure Items
3)  Aged Accounts Receivables and a summary of collection activities
4)  Bank Reconciliation
5)  Trial Balance
6)  Income and Expense Statement (with comparison to budget)
7)  Journal Entry Forms
8)  Management Fee Schedule
9)  Significant Operating Matters
10) Security Deposit Reports
11) Rent Rolls
12) Occupancy Reports

Quarterly Report Outline

1)  Leasing Activity
2)  Competition
3)  Variance Analysis
4)  Government Activities
5)  Tenant Sales Overview
6)  Construction Activity
7)  Significant Revisions to Forecast
8)  Collection Analysis

                                   EXHIBIT C

                               Leasing Guidelines

Agent shall use a form or forms of lease which have been prepared and submitted to Owner for Owner's prior review and approval. Agent shall negotiate and make modifications to such forms as directed by Owner, or as necessary or appropriate with respect to the needs of the particular transactions, utilizing methods and techniques consistent with prevailing practices employed in management and leasing of shopping centers.

All essential financial and business terms and provisions of the lease, including construction and improvements of the leasehold, shall be presented for Owner's approval. Tenant-signed leases presented by Agent for Owner's review and execution shall be consistent with such terms and conditions previously approved by Owner, or with such deviations or modifications identified for Owner's review. Execution of tenant-signed leases that are presented by Agent for Owner's signature shall acknowledge Owner's approval of the lease, its form, its terms and provisions.

No lease or other agreement shall be entered into, modified, canceled or extended if the consent of any mortgagee or ground lessor is required unless such consent has been obtained. Agent shall notify Owner when such consent is required.